UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

Seven Hills Realty Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34383	20-4649929
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458
(Address of principal executive offices, including zip code)

(617) 332-9530
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of Beneficial Interest	SEVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Seven Hills Realty Trust.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2024, the Board of Trustees (the “Board”) of the Company approved and adopted our Second Amended and Restated Bylaws (the “Amended Bylaws”) to (1) eliminate provisions which, subject to certain exceptions, allowed for the resolution of disputes, claims or controversies brought by a shareholder against us or any Trustee, officer, manager, agent or employee of us on such shareholder’s own behalf, on behalf of us or on behalf of any series or class of shares or shareholders, including derivative and class actions, through binding and final arbitration in accordance with specified procedures, and (2) make certain clarifying, administrative and conforming changes.

The foregoing description of our Amended Bylaws is not complete and is subject to and qualified in its entirety by reference to the Amended Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference. In addition, a marked copy of our Amended Bylaws indicating changes made to our bylaws as they existed immediately prior to the adoption of our Amended Bylaws is filed as Exhibit 3.3 to this Current Report on Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on May 30, 2024 (the “2024 Annual Meeting”), the Company’s shareholders voted on the election of Mr. Adam D. Portnoy as a Managing Trustee in Class II of the Board for a three year term of office continuing until the Company’s 2027 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Portnoy received the following votes:

Nominee	Votes For	Withhold	Broker Non-Votes
Adam D. Portnoy	4,692,724	2,198,195	4,481,253

The Company’s shareholders also voted on the election of Mr. Jeffrey P. Somers as an Independent Trustee in Class II for a three year term of office continuing until the Company’s 2027 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Somers received the following votes:

Nominee	Votes For	Withhold	Broker Non-Votes
Jeffrey P. Somers	4,921,488	1,969,431	4,481,253

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the 2024 Annual Meeting. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
5,970,912	810,753	109,254	4,481,253

The Company’s shareholders also ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors to serve for the 2024 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
10,679,808	564,745	127,619	N/A

The results reported above are final voting results.

Item 8.01.    Other Events.

On May 30, 2024, the Board appointed Jared Lewis as the Vice President of the Company, effective immediately. Mr. Lewis, age 44, is a Vice President of The RMR Group LLC where he leads a team in screening, sizing and underwriting new commercial real estate mortgage loans. He is also a Vice President of Tremont Realty Capital LLC.

Item 9.01.    Financial Statements and Exhibits.

(d)        Exhibits.

3.2	Second Amended and Restated Bylaws of the Company, adopted of May 30, 2024 (Filed herewith)
3.3	Second Amended and Restated Bylaws of the Company, adopted of May 30, 2024 (marked copy) (Filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN HILLS REALTY TRUST

By:	/s/ Fernando Diaz
Name:	Fernando Diaz
Title:	Chief Financial Officer and Treasurer

Date:  June 3, 2024